UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

Supernus Pharmaceuticals, Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1. This information, which has not been previously reported, represents the April 2013 Presentation by Management to the lenders under the Company’s Convertible Senior Secured Notes and to other prospective lenders.

The Company expects to use approximately $21.0 million of the net proceeds of the offering described in Item 8.01 below to repay in full its borrowings under and terminate its secured credit facility and the remainder of the net proceeds to fund the commercialization of its approved and tentatively approved drugs, Oxtellar XR and Trokendi XR ($24.0 million), to continue development of its pipeline products and for other general corporate purposes ($19.0 million). This financing has been designed to take the Company through cash flow break even.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01                                           Other Events

On April 26, 2013, Supernus issued a press release announcing the pricing of its offering of $75.0 million aggregate principal amount of 7.50% Convertible Senior Secured Notes due 2019 (the “Convertible Notes”) in a private offering pursuant to Rule 144A under the Securities Act of 1933,  as amended (the “Securities Act”).  Supernus also granted to the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $15.0 million aggregate principal amount of the Convertible Notes. The sale of the Convertible Notes is expected to close on May 3, 2013, subject to customary closing conditions.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

The following documents are furnished as Exhibits pursuant to Item 7.01 and 8.01 hereof:

Exhibit 99.1 — April 2013 Management Presentation.

Exhibit 99.2 — Press Release dated March 26, 2013 of the Company announcing the pricing of the offered $75.0 million aggregate principal amount of 7.50% Convertible Senior Secured Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: April 26, 2013	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	April 2013 Management Presentation	Attached

99.2	Press Release dated April 26, 2013	Attached